EVERY SEASON STARTS AT DICK'S SPORTING GOODS

In support of the nation's efforts to stop the spread of COVID-19, DICK'S Sporting Goods will temporarily close all retail locations for two weeks, starting at the close of business today, March 18. We are planning to reopen Thursday, April 2. This includes our DICK'S Sporting Goods, Golf Galaxy and Field & Stream stores.

We will remain open and ready to serve our customers via our mobile apps and online, and through our new Curbside Contactless Pickup service at our DICK'S and Golf Galaxy stores. During this time, our curbside pick-up option will be available to customers between 9:00AM and 6:00PM, seven days a week.

We realize the impact a closure can have on our teammates, and this is not a decision we made lightly. To help alleviate challenges during this temporary closure, we will be providing full pay and benefits during this two-week timeframe for all teammates.

Our company has always done what's right for the safety of our communities. We look forward to re-opening and serving you in-person soon.

Sincerely,
Ed Stack
DICK'S Sporting Goods Chairman & CEO